
                                       AMERICAN BUILDINGS COMPANY AND SUBSIDIARIES

                                            COMPUTATION OF EARNINGS PER SHARE

                              FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                          (In Thousands, Except Per Share Data)

                                                       (Unaudited)


                                                                     Three months ended      Nine months ended
                                                                       September 30,           September 30,
                                                                   -------------------     -------------------
                                                                     1998        1997        1998        1997
                                                                   -------     -------     -------     -------

Net income ...................................................     $ 6,082     $ 4,809     $11,419     $10,681
                                                                   =======     =======     =======     =======


Weighted Average Shares Outstanding - Basic ..................       5,297       5,280       5,286       5,300

   Add - Dilutive effect of outstanding options (as determined
     by the application of the treasury stock method) ........         332         368         367         358
                                                                   -------     -------     -------     -------

Weighted Average Shares Outstanding - Diluted ................       5,629       5,648       5,653       5,658
                                                                   =======     =======     =======     =======
Earnings per share:

    Basic ....................................................     $  1.15     $  0.91     $  2.16     $  2.02
                                                                   =======     =======     =======     =======
    Diluted ..................................................     $  1.08     $  0.85     $  2.02     $  1.89
                                                                   =======     =======     =======     =======


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